Advanced Flower Capital Inc. Announces Financial Results for the First Quarter 2026
WEST PALM BEACH, FL, May 7, 2026 – Advanced Flower Capital Inc. (Nasdaq: AFCG) (“AFC,” or the “Company”) today announced its financial results for the first quarter ended March 31, 2026.
First Quarter 2026 Highlights
•GAAP net investment income (“NII”) for the quarter ended March 31, 2026, was $4.8 million, or $0.21 per basic weighted average share
•Net asset value per share as of March 31, 2026, was $7.90, as compared to $7.46 as of December 31, 2025
•GAAP net increase in net assets resulting from operations for the quarter ended March 31, 2026, was $11.4 million, or $0.49 per basic weighted average share
•Gross and net investment fundings were $80.9 million and $39.1 million, respectively
•Net debt-to-equity as of March 31, 2026 was 0.48x
“AFC delivered a strong first quarter with net investment income exceeding our quarterly dividend. Additionally, in our first quarter as a BDC, we saw an increase in investment fundings driven by our pipeline focused on the lower-middle market across various industries,” said Dan Neville, Chief Executive Officer.
Common Stock Distribution
On April 15, 2026, the Company paid a regular cash distribution of $0.05 per common share for the first quarter of 2026 to shareholders of record as of March 31, 2026.
Share Repurchase Authorization
On May 4, 2026, the Company’s Board authorized a program for the purpose of repurchasing up to $5.0 million of the Company's common stock (the “Repurchase Program”). Under the Repurchase Program, the Company may, but is not obligated to, repurchase its outstanding common stock in the open market from time to time, provided that the Company complies with the prohibitions under its compliance policies and procedures adopted in accordance with the Investment Company Act of 1940, as amended, and the guidelines specified in Rule 10b-18 under the Securities Exchange Act of 1934, as amended, including certain price, market, volume, and timing constraints. Unless amended or extended by the Company's Board of Directors, the Company expects the Repurchase Program to be in place until the later of such time that $5.0 million of the Company's outstanding shares of common stock have been repurchased, or May 4, 2027.
Operating Results

	Three months ended March 31, 2026
(dollar amounts in millions, except per share data)	Total Amount	Per Share

Net investment income	$4.8	$0.21
Net unrealized gain on investments, net of taxes	$6.6	$0.28
Net increase in net assets resulting from operations	$11.4	$0.49
Distributions declared and payable	$1.2	$0.05

As of
(dollar amounts in millions, except per share data)	March 31, 2026

Portfolio investments at fair value	$279.2
Total assets	$394.9
Net assets	$185.8
Net asset value per share	$7.90
Debt/equity ratio	1.09x
Debt/equity ratio, net of cash	0.48x
Additional Information
AFC issued a presentation of its first quarter 2026 results, titled “First Quarter 2026 Earnings Presentation,” which can be viewed on the Investor Relations section of AFC’s website found here AFC -- Investor Relations. The Company also filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, with the Securities and Exchange Commission on May 7, 2026.
AFC routinely posts important information for investors on its website here. The Company intends to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. AFC encourages investors, analysts, the media and others interested in AFC to monitor the Investor Relations section of its website, in addition to following its press releases, SEC filings, public conference calls, presentations, webcasts and other information posted from time to time on the website. To sign-up for email-notifications, please visit the “Email Alerts” section of the website under the “IR Resources” section.
Conference Call & Discussion of Financial Results
AFC will host a conference call at 10:00 am (Eastern Time) on Thursday, May 7, 2026, to discuss its quarterly financial results. All interested parties are welcome to participate. The call will be available through a live audio webcast at the Investor Relations section of AFC’s website found here AFC -- Investor Relations. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The complete webcast will be archived for 90 days on the Investor Relations section of AFC’s website.
AFC distributes its earnings releases via its website and email lists. Those interested in receiving firm updates by email can sign up for them here.
About AFC
AFC is a publicly-traded business development company that provides flexible credit solutions to lower middle-market companies. The company primarily originates, structures, invests and manages direct senior debt investments, targeting companies generating annual EBITDA of $5 to $50 million. The company seeks to maximize risk-adjusted returns for its shareholders with an opportunistic approach across all industries. AFC is headquartered in West Palm Beach, Florida. For additional information regarding the company, please visit the AFC website here.

ADVANCED FLOWER CAPITAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

Three Months Ended March 31, 2026
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$7,670,790
Payment-in-kind interest income	332,640
Other income	1,809,788
Total investment income	9,813,218
Expenses:
Interest expense	1,726,540
Management fee	973,235
Incentive fee on net investment income	1,023,725
General and administrative expenses	860,496
Director fees	63,800
Professional fees	463,911
Total expenses	5,111,707
Management fee rebate	(233,988)
Net expenses	4,877,719
Net investment income before taxes	4,935,499
Income tax expense	109,368
Net investment income	4,826,131
Net change in unrealized appreciation on investments	7,118,443
Provision for taxes on unrealized appreciation on investments	517,227
Net unrealized gain on investments, net of taxes	6,601,216
Net increase in net assets resulting from operations	$11,427,347

Per share data:
Basic and diluted net investment income per share	$0.21
Basic and diluted net increase in net assets resulting from operations per share	$0.49
Basic and diluted weighted average shares of common stock outstanding	23,528,844

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views and projections with respect to, among other things, future events and financial performance. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including statements about our future growth and strategies for such growth, are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors, including the ability of our adviser to locate suitable loan opportunities for us, monitor and actively manage our loan portfolio and implement our investment strategy; management’s current estimate of expected credit losses and current expected credit loss reserve and other factors could cause actual results and performance to differ materially from those projected in these forward-looking statements. More information on these risks and other potential factors that could affect our business and financial results is included in AFC’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AFC’s most recently filed periodic reports on Form 10-K, Form 10-Q and subsequent filings. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect AFC. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations Contact
Robyn Tannenbaum
(561) 510-2293
ir@advancedflowercapital.com
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